UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KINGSWAY FINANCIAL SERVICES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

KINGSWAY FINANCIAL SERVICES INC.

PROXY STATEMENT

FOR THE MEETING TO BE HELD ON MONDAY, MAY 18, 2026

DATED APRIL 6, 2026

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT an annual meeting (the “Meeting”) of the shareholders of Kingsway Financial Services Inc. (the “Corporation”) will be held at 9:00 a.m. Eastern Time (“ET”) on Monday, May 18, 2026. The Meeting will be held in person at the New York Stock Exchange. The purpose of the Meeting is:

1)	To elect eight (8) directors of the Corporation to hold office for a term of one (1) year or until their successors are duly appointed and qualified;

2)	To ratify the appointment of Plante & Moran, PLLC as the auditors of the Corporation for the fiscal year ending December 31, 2026;

3)	To approve an amendment to the Corporation’s Certificate of Incorporation to change the Corporate name;

4)	To approve an amendment to the Corporation’s 2020 Equity Incentive Plan dated September 21, 2020 (the “2020 Equity Incentive Plan”) to increase the number of Common Shares reserved for issuance; and

5)	To approve, on a non-binding and advisory basis, the compensation of the named executive officers of the Corporation (say-on-pay) for fiscal year 2025.

We may also transact such other business as may properly come before the Meeting and any postponements or adjournments thereof.

The accompanying proxy statement provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this Notice of Annual Meeting of Shareholders (the “Notice of Meeting”).

Only shareholders of record at the close of business on March 20, 2026, are entitled to notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof.

SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING SHOULD COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, OR VOTE BY TELEPHONE OR OVER THE INTERNET.

Proxies to be used at the Meeting must be deposited with Computershare Investor Services Inc., PO Box 43006, Providence RI 02940-3006 , before 9:00 a.m. ET on May 18, 2026, or if the Meeting is adjourned or postponed, no later than 3:00 p.m. ET on the second business day preceding the day to which the Meeting is adjourned or postponed. The proxy voting cut-off may be waived or extended by the Chairman of the Board at his discretion without notice.

By Order of the Board of Directors

Adam J. Patinkin
Chairman of the Board of Directors

10 S. Riverside Plaza, Suite 1520
Chicago, Illinois 60606

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2026.

The proxy statement and our 2025 Annual Report on Form 10-K, including all amendments thereto, are available on our website, www.kingsway-financial.com.

LETTER TO SHAREHOLDERS

April 6, 2026

Dear Shareholder,

I would like to invite you to join the board of directors and senior management of Kingsway Financial Services Inc. at our next annual meeting of shareholders (the “Meeting”), which convenes at 9:00 a.m. ET on Monday, May 18, 2026.

The Meeting will be held in person at the New York Stock Exchange, Siebert Hall, 11 Wall St, New York, NY 10005. Shareholders attending the meeting will be required to show a government issued photo ID and should enter through the security tent at 18 Broad Street, New York, NY 10005.

At the Meeting, you will be asked to (i) elect eight (8) directors, (ii) ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the 2026 fiscal year, (iii) approve an amendment to the Certificate of Incorporation to change the corporate name, (iv) approve an amendment to the Corporation’s 2020 Equity Incentive Plan to increase the number of Common Shares reserved for issuance and (v) consider the approval of the 2025 compensation of the named executive officers on a non-binding and advisory basis.

Whether or not you plan to attend the Meeting, please complete, date, sign, and return, as promptly as possible, the enclosed form of proxy in the accompanying reply envelope or vote by telephone or the Internet. If you attend the Meeting, vote electronically at that time and/or complete a new form of proxy bearing a later date and properly submit it before the deadline, your vote will revoke any proxy previously submitted.

I appreciate your participation.

Sincerely,

Adam J. Patinkin

Chairman of the Board of Directors

GENERAL PROXY INFORMATION

SOLICITATION OF PROXIES

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by or on behalf of the management and the board of directors (the “Board”) of Kingsway Financial Services Inc. (the “Corporation,” “Kingsway,” “us,” or “we”) for use at the annual meeting (the “Meeting”) of shareholders of the Corporation (the “shareholders”) to be held on Monday, May 18, 2026 at 9:00 a.m. ET, or any adjournment or postponement thereof, for the purposes set out in the accompanying notice of meeting (the “Notice of Meeting”). The meeting will be held at the New York Stock Exchange, Siebert Hall, 11 Wall St, New York, NY 10005. You will be able to attend and participate in the Meeting, vote your shares electronically and ask questions at the Meeting date and time described in the accompanying Proxy Statement. The form of proxy and the Proxy Statement are being sent to shareholders on or about April 6, 2026.

The solicitations will be made primarily by mail, but proxies may also be solicited personally or by telephone by directors, officers, and regular employees of the Corporation, none of whom will receive additional compensation for assisting with the solicitation, and the estimated cost of which will be nominal. Banks, brokers, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to beneficial owners, and the Corporation will reimburse such persons for such reasonable out-of-pocket expenses incurred by them. The expenses of soliciting proxies, including the cost of preparing, assembling and mailing the Proxy Statement to shareholders, will be borne by the Corporation.

QUORUM

A quorum is required in order for the Meeting to be properly constituted. Holders of record, either personally present or represented by proxy, of not less than a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat shall constitute a quorum for the transaction of business at the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The authorized capital of the Corporation consists of 50,000,000 shares of common stock, par value $0.01 per share (the “Shares” or “Common Shares”), and 1,000,000 shares of preferred stock, par value $0.01 per share, issuable in series, of which 222,876 shares have been designated as Class A Preferred Stock, Series 1; 330,000 shares have been designated as Class B Preferred Stock, 240,000 shares have been designated as Class C Preferred Stock, and 80,000 shares have been designated as Class D Preferred Stock (the “Preferred Shares”). As of the close of business on March 20, 2026, the record date for the Meeting (the “Record Date”), 28,946,665 Common Shares were outstanding and entitled to one (1) vote each at the Meeting. The Common Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “KFS.”

As of the Record Date, there were 650,000 Preferred Shares issued and outstanding, including 330,000 shares of Class B Preferred Stock, 240,000 shares of Class C Preferred Stock, and 80,000 shares of Class D Preferred Stock. Each Class B, Class C and Class D Preferred Share is convertible into 2.63158 Common Shares, subject to adjustment in accordance with the Corporation’s Certificate of Incorporation, including the Certificate of Designations of Class B Preferred Stock, the Certificate of Designations of Class C Preferred Stock and the Certificate of Designations of Class D Preferred Stock. The outstanding Preferred Shares are not entitled to vote at the Meeting.

Mr. John T. Fitzgerald holds 400,000 Common Shares subject to certain vesting restrictions (the “2021 Fitzgerald Restricted Common Shares”) that were granted to him pursuant to that certain Restricted Stock Agreement, dated as of March 31, 2021, by and between the Corporation and Mr. Fitzgerald (the “2021 Fitzgerald Restricted Stock Agreement”). The original grant of 1,000,000 2021 Fitzgerald Restricted Common Shares vests as follows: 200,000 2021 Fitzgerald Restricted Common Shares vested on the date of the grant and the remaining 800,000 2021 Fitzgerald Restricted Common Shares shall vest equally in 100,000 share tranches every September 5, until 2028, such that on September 5, 2028 all 2021 Fitzgerald Restricted Common Shares shall become fully vested and the 2021 Fitzgerald Restriction Period (as defined below) shall lapse. During the period between the date of grant and the date upon which any 2021 Fitzgerald Restricted Common Shares vest (the “2021 Fitzgerald Restriction Period”), Mr. Fitzgerald may not assign or transfer any unvested 2021 Fitzgerald Restricted Common Shares, except as provided in the 2021 Fitzgerald Restricted Stock Agreement or the Corporation’s 2020 Equity Incentive Plan dated September 21, 2020 (the “2020 Equity Incentive Plan”). Mr. Fitzgerald has all rights as a shareholder of the Corporation during the 2021 Fitzgerald Restriction Period in respect of the 2021 Fitzgerald Restricted Common Shares, including, but not limited to, the right to receive dividends and other distributions and the right to participate in any capital adjustment applicable to all holders of Common Shares; provided, however, that any dividends paid or other distribution with respect to the 2021 Fitzgerald Restricted Common Shares shall be deposited with the Corporation and shall be subject to the same restrictions as the 2021 Fitzgerald Restricted Common Shares with respect to which such dividend or other distribution was made. Mr. Fitzgerald is entitled to vote the 2021 Fitzgerald Restricted Common Shares at the Meeting.

Mr. Kent A. Hansen holds 7,102 Common Shares subject to certain vesting restrictions (the “2023 Hansen Restricted Common Shares”) that were granted to him pursuant to that certain Restricted Stock Agreement, dated as of March 26, 2024, by and between the Corporation and Mr. Hansen (the “2023 Hansen Restricted Stock Agreement”). The original grant of 21,306 2023 Hansen Restricted Common Shares shall equally vest in 7,102 tranches every December 1, until 2026, such that on December 1, 2026 all the 2023 Hansen Restricted Common Shares shall become fully vested, and the Hansen Restriction Period (as defined below) shall lapse with respect to such remaining 2023 Hansen Restricted Common Shares, on December 1, 2026.

Mr. Kent A. Hansen holds 13,819 Common Shares subject to certain vesting restrictions (the “2024 Hansen Restricted Common Shares”) that were granted to him pursuant to that certain Restricted Stock Agreement, dated as of December 4, 2024, by and between the Corporation and Mr. Hansen (the “2024 Hansen Restricted Stock Agreement”). The original grant of 20,728 2024 Hansen Restricted Common Shares shall equally vest in 6,909 tranches every December 1, until 2027 , such that on December 1, 2027 all the 2024 Hansen Restricted Common Shares shall become fully vested, and the Hansen Restriction Period (as defined below) shall lapse with respect to such remaining 2024 Hansen Restricted Common Shares, on December 1, 2027.

Mr. Kent A. Hansen holds 14,568 Common Shares subject to certain vesting restrictions (the “2026 Hansen Restricted Common Shares”) that were granted to him pursuant to that certain Restricted Stock Agreement, dated as of March 23, 2026, by and between the Corporation and Mr. Hansen (the “2026 Hansen Restricted Stock Agreement”). The original grant of 14,568 2026 Hansen Restricted Common Shares shall equally vest in 4,856 tranches every December 1, until 2028 , such that on December 1, 2028 all the 2026 Hansen Restricted Common Shares shall become fully vested, and the Hansen Restriction Period (as defined below) shall lapse with respect to such remaining 2026 Hansen Restricted Common Shares, on December 1, 2028.

The 2023 Hansen Restricted Common Shares, the 2024 Hansen Restricted Common Shares and the 2026 Hansen Restricted Common Shares are collectively referred to as the “Hansen Restricted Common Shares,” and the 2023 Hansen Restricted Stock Agreement, the 2024 Hansen Restricted Stock Agreement and the 2026 Hansen Restricted Stock Agreement are collectively referred to as the “Hansen Restricted Stock Agreements.” During the period between the date of grant and the date upon which Hansen Restricted Common Shares vest (the “Hansen Restriction Period”), Mr. Hansen may not assign or transfer the Hansen Restricted Common Shares, except as provided in the Hansen Restricted Stock Agreements or the 2020 Equity Incentive Plan. Mr. Hansen has all rights as a shareholder of the Corporation during the Hansen Restriction Period in respect of the Hansen Restricted Common Shares, including, but not limited to, the right to receive dividends and other distributions and the right to participate in any capital adjustment applicable to all holders of Common Shares; provided, however, that any dividends paid or other distribution with respect to the Hansen Restricted Common Shares shall be deposited with the Corporation and shall be subject to the same restrictions as the Hansen Restricted Common Shares with respect to which such dividend or other distribution was made. Mr. Hansen is entitled to vote the Hansen Restricted Common Shares at the Meeting.

Security Ownership of Certain Beneficial Owners and Management

In accordance with U.S. securities laws, the following table sets forth certain information regarding beneficial ownership or control or direction, directly or indirectly, of the Common Shares as of March 31, 2026, by each shareholder (other than those shareholders for whom information is provided in the subsequent table) known by the Corporation to be a beneficial owner of more than 5% of the Corporation’s outstanding Common Shares.

Name and Address of Beneficial Owner	Number of Common Shares, Including Restricted Common Shares	Percent of Common Shares, Including Restricted Common Shares, Outstanding (1)
Capricorn Fund Managers Ltd(2)	1,908,242	6.59%
Charles L. Frischer(3)	1,863,324	6.44%
Greenhaven Road Investment Management, L.P.(4)	1,970,536	6.81%

Notes:

(1)	All percentages in this column are calculated based upon: (i) (a) the total number of Common Shares, including Restricted Common Shares, held by the beneficial owner plus (b) the number of options and Preferred Shares held by the beneficial owner that are exercisable or convertible within sixty (60) days; divided by (ii) (a) 28,946,665 being the total number of Common Shares, including Restricted Common Shares, outstanding as of the Record Date plus (b) the number of options and Preferred Shares held by the beneficial owner that are exercisable or convertible within sixty (60) days. Accordingly, this calculation is not based upon maximum dilution and instead assumes that only the beneficial owner exercises or converts all options and Preferred Shares that are exercisable or convertible within sixty (60) days.
(2)	As reported in a Schedule 13G filed with the SEC on February 2, 2026 by Capricorn Fund Managers Ltd (“CFM”), with offices located at Malta House, 36-38 Piccadilly, London, W1J 0DP. According to the Schedule 13G, as of January 30, 2026, CFM reported that it beneficially owned 1,908,242 shares with sole voting and dispositive power.
(3)	Mr. Frischer was director of the Corporation through May 18, 2026, the date of our 2025 annual meeting of shareholders.
(4)	As reporting in a Schedule 13G filed with the SEC on November 6, 2025, by Greenhaven Road Investment Management, L.P (“Greenhaven”)., with offices located at 8 Sound Shore Drive, Suite 210, Greenwich, CT 06830. According to the Schedule 13G, Greenhaven reported that the Schedule 13G (this "Statement") is jointly filed by and on behalf of each of (1) Greenhaven Road Investment Management, LP, a Delaware limited partnership (the "Investment Manager"); (2) MVM Funds, LLC, a New York limited liability company (the "General Partner"); (3) Greenhaven Road Capital Fund 1, L.P., a Delaware limited partnership ("Fund 1"); (4) Greenhaven Road Capital Fund 2, L.P., a Delaware limited partnership ("Fund 2", and together with Fund 1, the "Funds"); and (5) Scott Miller (each of the foregoing, a "Reporting Person" and collectively, the "Reporting Persons"). Subject to the Investment Manager's allocation of any shares of Common Stock of the Issuer acquired by the Investment Manager pursuant to the Option Agreement, the Funds are the record and direct beneficial owners of the securities covered by this Statement. The General Partner is the general partner of, and may be deemed to indirectly beneficially own securities owned by, the Investment Manager and both of the Funds. Mr. Miller is the manager of, and may be deemed to indirectly beneficially own securities owned by, the General Partner. The Investment Manager is the investment manager of, and may be deemed to indirectly beneficially own securities owned by, both of the Funds. Each Reporting Person disclaims beneficial ownership of the shares of Common Stock held directly by the other Reporting Persons.

In accordance with U.S. securities laws, the following table sets forth certain information regarding beneficial ownership or control or direction, directly or indirectly, of the Common Shares as of March 20, 2026, by: (i) each director and director nominee of the Corporation; (ii) the Chief Executive Officer and each additional executive officer named under the heading “2025 Summary Compensation Table” in the Proxy Statement; and (iii) all directors, director nominees and executive officers of the Corporation as a group. The Corporation believes that, except as otherwise noted, each individual named has sole investment and voting power with respect to the Common Shares indicated as beneficially owned by such individual. Unless otherwise indicated, the business address of each named person is: 10 S. Riverside Plaza, Suite 1520, Chicago Illinois 60606.

Beneficial Owner	Number of Common Shares, Including Restricted Common Shares	Percent of Common Shares, Including Restricted Common Shares, Outstanding (1)
Adam J. Patinkin	2,615,421 (2)	9.01%
Terence M. Kavanagh	2,386,120 (3)	8.15%
John T. Fitzgerald	1,583,846 (4)	5.47%
Gregory P. Hannon	2,386,120 (5)	8.15%
Joshua S. Horowitz	436,842 (6)	1.51%
Douglas Levine	1,812,647 (7)	6.18%
Oakmont Capital	2,386,120 (8)	8.15%
Corissa B. Porcelli	0	*
Joseph D. Stilwell	3,683,845 (9)	12.66%
Kent A. Hansen	134,797 (10)	*
All Directors and Executive Officers as a Group (10 persons)	12,653,517	41.41%

* Indicates less than 1%.

Notes:

(1)	All percentages in this column are calculated based upon: (i) (a) the total number of Common Shares, including Restricted Common Shares, held by the beneficial owner (or all directors and executive officers as a group) plus (b) the number of options and Preferred Shares held by the beneficial owner (or all directors and executive officers as a group) that are exercisable or convertible within sixty (60) days; divided by (ii) (a) 28,946,665 being the total number of Common Shares, including Restricted Common Shares, outstanding as of the Record Date, plus (b) the number of options and Preferred Shares held by the beneficial owner (or all directors and executive officers as a group) that are exercisable or convertible within sixty (60) days. Accordingly, this calculation is not based upon maximum dilution and instead assumes that only the beneficial owner (or all directors and executive officers as a group) exercises or converts all options and Preferred Shares exercisable or convertible within sixty (60) days.
(2)	Mr. Patinkin is the direct or indirect beneficial owner of 1,023,000 common shares owned by David Capital Partners Fund LP and 1,524,000 common shares owned by David Capital Partners Special Situation Fund, LP.
(3)	Mr. Kavanagh has sole voting power and sole dispositive power with respect to 34,750 Common Shares owned through a self-directed Retirement Savings Plan. Mr. Kavanagh has shared voting power and shared dispositive power with respect to: (i) 1,987,830 Common Shares, (ii) 80,000 Series B Preferred Stock, and (iii) 40,000 Series C Preferred Stock owned directly by Oakmont Capital (“Oakmont”). Mr. Kavanagh may be deemed to be a beneficial owner of the balance of the 1,987,830 Common Shares, 80,000 Series B Preferred Stock, and 40,000 Series C Preferred Stock beneficially owned by the Oakmont Group, by virtue of his participation in the Oakmont Group. The business address of these shareholders is 45 St. Clair Avenue, West, Suite 400, Suite 400, Toronto, Ontario, M4V 1K9 Canada.
(4)	Reflects the holdings of Common Shares reported by Mr. Fitzgerald on a Form 4 filed on March 16, 2026, including 60,000 common shares and 8,000 Class B preferred Shares held indirectly by a trust and 400,000 2020 Fitzgerald Restricted Common Shares.
(5)	Mr. Hannon has sole voting power and sole dispositive power with respect to 29,500 Common Shares owned directly by him or through a self-directed Retirement Savings Plan and 4,500 Common Shares owned directly by two trusts for Mr. Hannon’s children (Mr. Hannon is the sole trustee of both of these trusts). In addition, Mr. Hannon has shared voting power and shared dispositive power with respect to (i) 1,987,830 Common Shares, (ii) 80,000 Series B Preferred Stock, and (iii) 40,000 Series C Preferred Stock owned directly by Oakmont and (iv) 13,750 Common Shares owned directly by Mr. Hannon’s spouse. Mr. Hannon may be deemed to be a beneficial owner of the balance of the 1,987,830 Common Shares, 80,000 Series B Preferred Stock, and 40,000 Series C Preferred Stock beneficially owned by the Oakmont Group, by virtue of his participation in the Oakmont Group. The business address of these shareholders is 45 St. Clair Avenue, West, Suite 400, Suite 400, Toronto, Ontario, M4V 1K9 Canada.
(6)	The number of common shares consists of (i) 32,500 shares held individually by Mr. Horowitz and (ii) 367,500 shares owned by Palm Global Small Cap Master Fund LP ("Palm Global"). Palm Management (US) LLC, as the investment manager of Palm Global, may be deemed to be a beneficial owner of the shares of common stock disclosed as directly owned by Palm Global. Due to his positions as a portfolio manager and special limited partner of Palm Global and as an employee of Palm Management (US) LLC, Mr. Horowitz may be deemed to be a beneficial owner of the shares of common stock disclosed as directly owned by Palm Global. Palm Management (US) LLC and Mr. Horowitz expressly disclaim such beneficial ownership except to the extent of their pecuniary interest therein.
(7)	Mr. Levine directly owns 1,157,671, Common Shares. Mr. Levine indirectly owns 90,200 Common Shares, through the holdings of family members, and 189,102 Common Shares, 84,000 Class B Preferred Stock, 38,756 Class C Preferred Stock and 20,000 Class D Preferred Stock via a trust.
(8)	Oakmont has sole voting power and sole dispositive power with respect to (i) 1,987,830 Common Shares, (ii) 80,000 Series B Preferred Stock, and (iii) 40,000 Series C Preferred Stock that it owns directly. Oakmont may be deemed to be a beneficial owner of the balance of the 1,987,830 Common Shares, 80,000 Series B Preferred Stock, and 40,000 Series C Preferred Stock beneficially owned by the Oakmont Group, by virtue of his participation in the Oakmont Group. The business address of these shareholders is 45 St. Clair Avenue, West, Suite 400,

Suite 400, Toronto, Ontario, M4V 1K9 Canada.

(9)	Number of Common Shares is reported as described in a Schedule 13D/A filed with the SEC on December 19, 2025 on behalf of Stilwell Activist Fund, L.P., a Delaware limited partnership (“Stilwell Activist Fund”); Stilwell Activist Investments, L.P., a Delaware limited partnership (“Stilwell Activist Investments”); Stilwell Associates, L.P., a Delaware limited partnership (“Stilwell Associates”); Stilwell Value Partners VII, L.P., a Delaware limited partnership (“Stilwell Value Partners VII”); Stilwell Value LLC, a Delaware limited liability company (“Stilwell Value LLC” and, collectively with Stilwell Activist Fund, Stillwell Activist Investments, Stilwell Associates, and Stilwell Value Partners VII, the “Investment Partnership”); and Joseph D. Stilwell, a U.S. citizen. The Investment Partnerships are private investment partnerships engaged in the purchase and sale of securities for their own accounts. Stilwell Value LLC is the general partner of each of the Investment Partnerships, and Mr. Stilwell is the managing member and owner of Stilwell Value LLC. The Investment Partnerships have shared voting and shared dispositive power over 3,683,845 Common Shares. The business address of this shareholder is 200 Calle del Santo Cristo, Segundo Piso, Viejo San Juan, PR 00901.
(10)	Reflects the holdings of Common Shares reported by Mr. Hansen on a Form 4 filed on March 16, 2026, including the 8,370 2022 Hansen Restricted Common Shares, 14,204 of 2023 Hansen Restricted Common Shares and 20,728 2024 Hansen Restricted Common Shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership of, and transactions in, our equity securities. To our knowledge, based solely on a review of copies of such reports that we received, our records and written representations received from our directors, executive officers, and certain of those persons who own greater than 10% of any class of our equity securities, for the year ended December 31, 2025, all applicable Section 16(a) filing requirements were complied with on a timely basis, except that due to inadvertent administrative errors, one late Form 4 was filed by Messrs. Fitzgerald and Hansen in January 2026.

Q&A ON PROXY VOTING

Q:	What am I voting on?

A:	Shareholders are voting on the following: (i) the election of directors of the Corporation; (ii) the ratification of the appointment of the independent auditors of the Corporation for the 2026 fiscal year; (iii) the approval an amendment to the Certificate of Incorporation to change the corporate name; (iv) approve an amendment to the Corporation’s 2020 Equity Incentive Plan; and (v) the approval of an advisory, non-binding resolution approving the 2025 compensation of the named executive officers.

Q:	Who is entitled to vote?

A:	Shareholders as of the close of business on the Record Date are entitled to vote. Each Common Share as of the Record Date is entitled to one (1) vote on those items of business identified in the Notice of Meeting. Holders of the outstanding Preferred Shares are not entitled to vote at the Meeting unless they also hold Common Shares, in which case, they are entitled to vote their Common Shares. The form of proxy you received indicates the number of Common Shares that you own and are entitled to vote.

Q:	How can I attend the In-Person Meeting?

A:	The in-person Meeting of shareholders will be held at the New York Stock Exchange, Siebert Hall, 11 Wall St, New York, NY 10005. Shareholders who attend in person will be required to show a government issued photo ID and should enter through the security tent at 18 Broad Street, New York NY 10005. The New York Stock Exchange suggests that all shareholders attending the meeting dress in business casual attire.

You are entitled to attend the Meeting only if you were a shareholder of the Corporation as of the close of business on the Record Date, or if you hold a valid proxy for the Meeting.

The in-person Meeting will begin promptly at 9:00 a.m. ET.

Q:	How do I vote?

A:	If you are a shareholder there are a number of ways you can vote your Shares:

•	By Mail: You may sign the enclosed form of proxy appointing the named persons or some other person you choose, who need not be a shareholder, to represent you as proxyholder and vote your Shares at the Meeting. Return the form of proxy by mail to:

Computershare Investor Services

PO Box 43006

Providence RI 02940-3006

•	By Telephone: Shareholders located in Canada or in the United States may vote by telephone by calling 1-800-652-8683. You will need to enter the 15-digit control number provided on the form of proxy to vote your Shares over the phone.
•	By Internet: You may vote over the Internet by going to www.investorvote.com/KFS . You will need to enter the 15-digit control number provided on the form of proxy to vote your Shares over the Internet.
•	Voting in Person: If you are a registered shareholder, you may bring your proxy card and vote at the meeting.
•	Voting by telephone or on the Internet is fast, convenient and your vote is immediately confirmed and tabulated. If you choose to vote by telephone or on the Internet, instructions to do so are set forth on the form of proxy. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a control number, which appears on the form of proxy. These procedures allow shareholders to appoint a proxy to vote their Shares and to confirm that their instructions have been properly recorded. If you vote by telephone, you will not be able to appoint a proxyholder. If you vote by telephone or on the Internet, your vote must be received by 9:00 a.m. ET on May 18, 2026.

If you are a beneficial shareholder, the intermediary (usually a bank, trust company, broker, securities dealer or other financial institution) through which you hold your Shares will send you instructions on how to vote your Shares. Please follow the instructions on your voting instruction form.

Q:	Who is soliciting my proxy?

A:	Your proxy is being solicited by or on behalf of management and the Board. The associated costs will be borne by the Corporation. The solicitations will be made primarily by mail, but proxies may also be solicited personally or by telephone by directors, officers, and regular employees of the Corporation, none of whom will receive additional compensation for assisting with the solicitation, and the estimated cost of which will be nominal.

Q:	What happens if I sign the form of proxy enclosed with the Proxy Statement?

A:	Signing the enclosed form of proxy gives authority to Terence M. Kavanagh, Vice Chairman of the Board, or, failing him, John T. Fitzgerald, President and Chief Executive Officer of the Corporation, to vote your Shares at the Meeting.

Q:	Can I appoint someone other than these representatives to vote my Shares?

A:	No. If you choose to sign the form of proxy enclosed with the Proxy Statement, you are giving authority to Terence M. Kavanagh, Vice Chairman of the Board, or, failing him, John T. Fitzgerald, President and Chief Executive Officer of the Corporation, to vote your Shares at the Meeting.

Q:	What do I do with my completed proxy?

A:	Return it to Computershare in the envelope provided or at Computershare Investor Services Inc., PO Box 43006, Providence RI 02940-3006. Your form of proxy must be received by Computershare by no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time and the date of the Meeting, or in the case of any adjournment or postponement thereof, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time and the date at which the Meeting is reconvened. This will ensure that your vote is recorded. The proxy voting cut-off may be waived or extended by the Chairman of the Board at his discretion without notice.

Q:	How will my Shares be voted if I give my proxy?

A:	On the form of proxy, you can indicate how you want your proxyholder to vote your Shares. Your proxyholder must vote or withhold from voting in accordance with your instructions on any ballot that may be called for, and if you have specified on the form of proxy how you want your Shares to be voted on any matter to be acted upon, your Shares will be voted accordingly.

If you have signed the form of proxy but have not specified on the form of proxy how you want your Shares to be voted on a particular issue, then your proxyholder will vote your Shares in favor of: (i) the election of each of the eight (8) director nominees set forth in the form of proxy; (ii) the ratification of the appointment of Plante & Moran, PLLC as the auditors of the Corporation for the 2026 fiscal year; (iii) the approval of an amendment to the Certificate of Incorporation to change the corporate name; (iv) the approval of an amendment to the Corporation’s 2020 Equity Incentive Plan; and (v) the approval of an advisory non-binding resolution approving the 2025 compensation of the named executive officers, as disclosed in this Proxy Statement.

Q:	If I change my mind, can I revoke or change my proxy once I have given it?

A:	Yes. You may revoke your proxy and change your vote at any time before the Meeting in one of four ways:
(i)	Send a written notice that is received by the deadline specified below stating that you revoke your proxy to Kingsway’s Chief Financial Officer at the following address: 10 S. Riverside Plaza, Suite 1520, Chicago Illinois 60606. The statement must be signed by you or, if the shareholder is a corporation or other entity, by a duly authorized officer or attorney of the corporation or other entity;
(ii)	If you returned a proxy by mail, complete a new form of proxy bearing a later date and properly submit it so that it is received before the deadline set forth below;
(iii)	Log onto the Internet website specified on the form of proxy in the same manner you would to submit your proxy electronically or call the toll-free number specified on the form of proxy prior to the Meeting, in each case if you are eligible to do so, and follow the instructions on the form of proxy; or
(iv)	Attend the Meeting in person, declare your prior proxy to be revoked and then vote in person at the Meeting (although merely attending the Meeting will not revoke your proxy).

Any revocation of a proxy must be delivered either to the principal executive office of the Corporation at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement of the Meeting, or to the Chairman of the Board on the day of the Meeting, Monday, May 18, 2026, or any adjournment or postponement of the Meeting, prior to the time of the Meeting.

Q:	What happens if other business not discussed in this Proxy Statement comes before the Meeting?

A:	The Corporation does not know of any business to be presented at the Meeting other than the proposals listed in this Proxy Statement. If other business comes before the Meeting and is proper under Delaware law, the Corporation’s representatives will, to the extent permissible under our governing documents and applicable law, use their discretion in casting all of the votes they are entitled to cast.

Q:	How many Shares are entitled to vote?

A:	As of the Record Date, there were 28,946,665 Common Shares entitled to be voted at the Meeting. Each registered shareholder has one (1) vote for each Common Share held at the close of business on the Record Date.

Q:	How will the votes be counted?

A:	Abstentions from voting and broker non-votes will not be counted “for” or “against” a proposal but are counted in determining the number of Shares present or represented on a proposal for purposes of establishing a quorum. Approval of each of Proposals 2, 4 and 5 require the affirmative vote of a majority of the Common Shares present or represented at the Meeting and entitled to vote. Additionally, approval of Proposal 3 requires the affirmative vote of a majority of the then-outstanding Common Shares entitled to vote thereon. As such, abstentions and broker non-votes will have the same effect as a vote “against” each of Proposals 2, 3, 4 and 5. A “broker non-vote” occurs when a broker does not vote on some matter on the form of proxy because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Proposal 2 is the only matter considered a routine matter and as such your broker will have discretion to vote your shares on proposal 2 and as such we do not expect to receive broker non-votes on this proposal. No holders of any Shares are entitled to cumulative voting rights.

Q:	Who counts the votes?

A:	The Corporation’s transfer agent, Computershare, counts and tabulates the proxies.

Q:	If I need to contact the transfer agent, how do I reach them?

A:	You can contact the transfer agent as follows:

by mail:	by telephone:

Computershare Investor Services Inc. 150 Royall Street, Suite 101 Canton, MA 02021	within Canada and the United States at 1-877-373-6374 all other countries at 1-781-575-3100 or by email:
shareholder@computershare.com

Q:	If my Shares are not registered in my name but are held in the name of a nominee (a bank, trust company, securities broker, trustee or other), how do I vote my Shares?

A:	Generally, your Shares may be voted in one of two ways:
(i)	Unless you have previously informed your nominee that you do not wish to receive material relating to the Meeting, you will have received the Proxy Statement from your nominee, together with a request for voting instructions for the number of Shares you hold. If you do not plan on attending the Meeting, or do not otherwise wish to vote in person at the Meeting, please follow the voting instructions provided by your nominee.
(ii)	If you wish to attend and vote your Shares at the Meeting, the Corporation will have no record of your shareholdings or of your entitlement to vote unless your nominee has appointed you as proxyholder. Therefore, if you wish to vote in person at the Meeting, you will need to contact your nominee and obtain a proxy in accordance with your nominee’s instructions.

Notwithstanding the foregoing, shareholders must explicitly follow any instructions provided by their nominee.

Q:	How many votes does each item of business require for approval?

A:	Provided that a quorum is present, the nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. However, as discussed further in “Election of Directors,” we have implemented a “Majority Election of Directors Policy” in uncontested director elections which requires that any incumbent director who does not receive a majority (50% +1) of “FOR” votes cast at the Meeting in favor of his/her election is required to immediately submit his/her resignation to the Audit Committee and the resignation will be effective if/when accepted by the Board. Provided that a quorum is present, Proposals 2, 4 and 5 each require the affirmative vote of a majority of voting power present or represented by proxy and entitled to vote at the Meeting. Proposal 3 requires the affirmative vote of a majority of the then-outstanding Common Shares entitled to vote thereon.

Q:	Are the votes on the say-on-pay proposal binding on the Board?

A:	No. Because your vote is advisory with respect to Proposal 5, it will not be binding upon the Board; however, the Board values the opinions of our shareholders and will take into account the outcome of the vote for Proposal 5 when considering future executive compensation arrangements.

Q:	How can I obtain additional information about Kingsway?

A:	Our Annual Report on Form 10-K for the year ended December 31, 2025, and all amendments thereto (the “Form 10-K”), can be found under the Corporation’s name on the Securities and Exchange Commission’s (“SEC”) Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) at www.sec.gov, on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, or on our website at www.kingsway-financial.com. We will furnish to any shareholder, upon written request, any Exhibit described in the list accompanying the Form 10-K without charge. Any such requests should include a representation that the shareholder was the beneficial owner of Common Shares on the Record Date, and should be directed to Kingsway Financial Services Inc., Attention: Investor Relations, 10 S. Riverside Plaza, Suite 1520, Chicago Illinois 60606. You may also access the Exhibits described in the Form 10-K through the SEC website at www.sec.gov.

PARTICULARS OF MATTERS TO BE ACTED UPON

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Certificate of Incorporation (our “Charter”) provides that the Board shall consist of a total number of directors as determined from time to time exclusively by resolution adopted by the Board. The Board has determined that the number of directors constituting the Board currently be set at eight.

All director nominees are currently members of the Board and have been since the dates indicated in their respective profiles set forth below. It is contemplated that all of the nominees will be able to serve as directors; however, if a nominee should be unable to so serve for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion. Each director elected will hold office until the next annual meeting of shareholders or until his/her successor is appointed and qualifies, unless his/her office is earlier vacated in accordance with the by-laws of the Corporation.

In order to be elected, a director nominee must receive a plurality of votes cast.

However, we have adopted a “Majority Election of Directors Policy” that provides that a director nominee who does not receive a majority (50% +1) of “FOR” votes cast at the Meeting in favor of his/her election in an uncontested election will be required to immediately submit his/her resignation to the Audit Committee and the resignation will be effective if/when accepted by the Board. The Audit Committee must make a recommendation to the Board to accept or reject the resignation, and the Board must act on the Audit Committee’s recommendation within 90 days of the Meeting. The Board shall accept the resignation absent extenuating circumstances. The Corporation will promptly issue a news release with the Board’s decision, and if the Board determines not to accept a resignation, the news release will state in full the reasons for that decision. A director who tenders a resignation pursuant to this policy will not participate in any meeting of the Board or any sub-committee of the Board at which the resignation is considered. A contested election is defined as a meeting at which the number of directors nominated for election is greater than the number of seats available on the Board.

Management and the Board unanimously recommend that shareholders vote FOR the election of all of the nominees whose names are set forth on the following pages. In the absence of contrary instructions, the persons designated by management of the Corporation in the enclosed form of proxy intend to vote FOR the election of all of the nominees whose names are set forth on the following pages.

Information set out below is as of March 31, 2026, unless otherwise indicated. Total compensation paid to the directors of the Corporation for the fiscal year ended December 31, 2025 is set out in the section entitled “Director Compensation” of the Proxy Statement.

Board of Directors and Director Nominees(1)

Adam J. Patinkin Age: 41 Residence: Illinois, United States of America Director Since: March 31, 2025 Independent(2)	Adam J. Patinkin is the Founder and Managing Partner of David Capital Partners, LLC (“David Capital”), a long-term oriented alternative investment firm headquartered in Chicago with offices in London. Prior to founding David Capital in 2011, Mr. Patinkin was a member of the investment team at Chicago-based Sheffield Asset Management, L.L.C., a long/short equity hedge fund manager, from 2007 to 2010. Mr. Patinkin currently serves on the Board of Directors of Flamingo Group, Inc., a privately held enterprise software company focused on the multi-family apartment industry. Mr. Patinkin holds the Chartered Financial Analyst designation. Mr. Patinkin earned a B.A. from Dartmouth College with a double major in History and Government in 2007.
	Board Committee Membership:	Public Board Membership:
	Board	None
Investment Committee
Audit Committee

Terence M. Kavanagh Age: 71 Residence: Ontario, Canada Director Since: April 23, 2009 Independent(2)	Terence M. Kavanagh has, since 1997, served as President and a Director of Oakmont Capital Inc., a Toronto-based private investment company. Prior to co-founding Oakmont Capital, Mr. Kavanagh’s previous experience includes managing the Brentwood Pooled Investment Fund, a North American based investment fund, and managing a number of family-owned operating businesses in the real estate, property management and building services industries. Mr. Kavanagh was previously an investment banker in New York and Toronto with The First Boston Corporation and Lehman Brothers. Mr. Kavanagh received a Bachelor of Law degree from Western University in 1978, and an M.B.A. from the Tuck School of Business at Dartmouth College in 1982. Mr. Kavanagh brings extensive knowledge of the financial services industry to the Board.
	Board Committee Membership:	Public Board Membership:
	Board	None
Compensation & Management Resources Committee
Investment Committee

John T. Fitzgerald Age: 54 Residence: Illinois, United States of America Director Since: April 21, 2016 Not independent	John T. Fitzgerald has served as Chief Executive Officer of Kingsway since September 2018. Mr. Fitzgerald joined Kingsway as Executive Vice President on April 21, 2016 following Kingsway’s acquisition of Argo Management Group, a private equity investment partnership co-founded by Mr. Fitzgerald in 2002. Effective March 8, 2017, Mr. Fitzgerald was appointed President and Chief Operating Officer of Kingsway. Prior to co-founding Argo Management Group, Mr. Fitzgerald was managing director of Adirondack Capital, LLC, a financial futures and derivatives trading firm, and he was a seat-owner on the Chicago Board of Trade. Mr. Fitzgerald was previously the CEO of Hunter MFG, LLP and, from 2006 to 2016, Mr. Fitzgerald served as its Chairman. Mr. Fitzgerald received a Bachelor of Science degree from DePaul University and is an MBA graduate of the Kellogg School of Management, Northwestern University. Mr. Fitzgerald’s education, background and experience qualify him for his role with Kingsway.
	Board Committee Membership:	Public Board Membership:
	Board	None

Gregory P. Hannon Age: 71 Residence: Ontario, Canada Director Since: September 16, 2009 Independent(2)	Gregory P. Hannon has been a Vice-President and Director of Oakmont Capital Inc., a Toronto-based private investment company, since 1997. He previously was a founding partner of Lonrisk, a Toronto-based specialty insurer and subsidiary of the London Insurance Group, where he was the Chief Financial Officer. Prior to that, Mr. Hannon worked for the Continental Bank of Canada in commercial credit and as auditor for Arthur Andersen and Company, Chartered Accountants. Mr. Hannon received a Bachelor of Commerce degree from Queen’s University in 1978 and an M.B.A. from The Harvard Business School in 1987. Mr. Hannon brings to the Board entrepreneurial experience, as well as expertise in accounting, auditing, and financial reporting.
	Board Committee Membership:	Public Board Membership:
	Board	Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR)
Audit Committee
Nominating and Corporate Governance Committee

Joshua S. Horowitz Age: 48 Residence: New York, United States of America Director Since: March 31, 2025 Independent(2)	Joshua S. Horowitz is a professional investor with over 23 years of experience, specializing in portfolio management, problem solving, and board leadership. Since January 2012, he has served as a Portfolio Manager and Managing Director at several Palm entities, beginning with Palm Ventures LLC and currently with Palm Management (US) LLC, where he oversees the Palm Global Small Cap Master Fund. Prior to this, Mr. Horowitz was the Director of Research at Berggruen Holdings, a multi-billion-dollar family office, and a research analyst at Crossway Partners LP, focusing on value strategy investments. Mr. Horowitz also currently serves as a director on the boards of BK Technologies Corporation (NYSE: BKTI), Barnwell Industries, Inc. (NYSE: BRN) and Limbach Holdings, Inc. (NASDAQ: LMB). Mr. Horowitz holds a Bachelor of Science in Management from Binghamton University.
	Board Committee Membership:	Public Board Membership:
	Board	BK Technologies Corporation (NYSE: BKTI) NeuroMetrix Inc. (Nasdaq: NURO), through May 2025 Barnwell Industries, Inc. (NYSE: BRN) Limbach Holdings, Inc. (NASDAQ: LMB)
Investment Committee

Douglas Levine Age: 67 Residence: Florida, United States of America Director Since: May 30, 2018 Independent(2)	Douglas Levine has been the President of Levine Management, a real estate developer since January 2013. He graduated in 1980 from Tufts University with a Bachelor’s Degree in Economics.
	Board Committee Membership:	Public Board Membership:
	Board	None
Investment Committee

Corissa B. Porcelli Age: 39 Residence: New Jersey, United States of America Director Since: September 21, 2020 Independent(2)	Corissa B. Porcelli began her career as an Analyst with The Stilwell Group. She was subsequently promoted and now serves as the Director of Research. Ms. Porcelli has extensive experience reviewing financial statements and analyzing and assessing the strengths and weaknesses of publicly traded companies. She has served on the boards of directors of numerous public companies. Ms. Porcelli is a CFA® charterholder. She graduated in 2008 from the University of Pennsylvania with a Bachelor of Arts in Economics and Psychology.
	Board Committee Membership:	Public Board Membership:
	Board	Sound Financial Bancorp, Inc. since 2024
Audit Committee

Joseph D. Stilwell Age: 64 Residence: San Juan, Puerto Rico Director Since: April 23, 2009 Independent(2)

Joseph D. Stilwell is the owner and managing member of Stilwell Value LLC ("Value"), the general partner of a group of private investment partnerships known as The Stilwell Group. Mr. Stilwell started his first investment fund in 1993.

Since 2019, Mr. Stilwell also serves on the board of directors of Wheeler Real Estate Investment Trust, Inc., a commercial real estate investment company. Mr. Stilwell previously served on the boards of directors of American Physicians Capital, Inc. from November 2004 until it was acquired in October 2010 and SCPIE Holdings Inc. from December 2006 until it announced a sale of the company in October 2007.

Mr. Stilwell graduated from the Wharton School at the University of Pennsylvania with a Bachelor of Science in Economics in 1983.

Mr. Stilwell has been chosen as a director based on his extensive experience and knowledge in capital allocation and maximizing stockholder value. Through the securities of the company held by The Stilwell Group's private investment partnerships and Mr. Stilwell directly, Mr. Stilwell holds a substantial position in Kingsway Financial Services, Inc.

	Board Committee Membership:	Public Board Membership:
	Board	Director, Wheeler Real Estate Investment Trust since December 2019 and Silvergate Capital Corporation since September 2024

Nominating and Corporate Governance Committee
Compensation & Management Resources Committee

Notes:

(1)	All of the directors attended the 2025 annual meeting of shareholders.
(2)	“Independent” refers to the standards of independence established under section 301 of the Sarbanes-Oxley Act of 2002 (“SOX”) and the criteria for independence established by the NYSE and SEC.

Executive Officers who are not Directors

Kent A. Hansen, 55, Executive Vice President and Chief Financial Officer. Mr. Hansen has served as CFO of the Corporation’s subsidiary, Kingsway America Inc., since December 2019 and Executive Vice President and CFO of the Corporation since February 2020. Prior to joining the Corporation, Mr. Hansen served as Chief Accounting Officer and Controller of LSC Communications, Inc. from 2016 to 2019. Prior to this, he served as Vice President, Assistant Controller, of Baxalta, Incorporated, a biopharmaceutical company from 2015 to 2016. Prior to this, he served in various finance and accounting roles from 2006 to 2015 with Scientific Games Corporation (formerly WMS Industries, Inc.), including Director of Accounting and SEC Reporting, Assistant Controller, and Group Chief Financial Officer. His earlier experience includes roles in accounting and financial reporting at Accenture and as an auditor at Ernst and Young LLP.

Involvement in Certain Legal Proceedings

Mr. Fitzgerald was a director of Hunter Licensed Sports Distributing Corporation (“Hunter”), which was the subject of a receivership order from the Superior Court of Quebec dated March 3, 2017. The receivership ended on September 27, 2017 following a Court order. Hunter was subsequently placed into bankruptcy on August 20, 2018.

Mr. Hansen was a named executive officer of LSC Communications, Inc. until his departure from the company in 2019. LSC Communications was placed into bankruptcy in April 2020.

PROPOSAL 2 - APPOINTMENT OF AUDITORS

The Board recommends ratifying the appointment of Plante & Moran, PLLC (“Plante”) as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Plante provides services in connection with the audit of the Corporation’s financial statements as well as assistance with our Annual Report on Form 10-K submitted to the SEC and consultation on matters relating to accounting and financial reporting. The audit committee of the Board expects to appoint Plante as the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2026. Plante was the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2025. Representatives of Plante are not expected to be present at the Meeting but will be available to respond to appropriate questions in writing.

In approving the selection of Plante as the Corporation’s independent registered public accounting firm for the year ended December 31, 2026, the Audit Committee considered existing and prior relationships between the Corporation and Plante and engaged in a dialogue with Plante regarding auditor independence issues. The Audit Committee determined that it was not aware of any relationships that could reasonably be expected to impact the objectivity or independence of Plante in performing audit services for the Corporation.

Audit Fees

The aggregate fees billed by Plante for professional services rendered for the audit of the consolidated financial statements of the Corporation and its subsidiaries, including expenses reimbursed, were $1,264,888 related to fiscal year 2025 and $1,029,382 related to fiscal year 2024. Both years included an opinion on the effectiveness of the internal controls over financial reporting.

Audit-Related Fees

The aggregate audit-related fees, including expenses reimbursed, billed by Plante for services rendered to the Corporation and its subsidiaries pertaining to the audit of the 401(k) plan were $17,500 in fiscal year 2025 and $22,800 for fiscal year 2024.

Tax Fees

The aggregate fees, including expenses reimbursed, billed by Plante for tax compliance, tax advice and tax planning services were zero in fiscal years 2025 and 2024.

All Other Fees

The aggregate fees, including expenses reimbursed, billed by Plante for services other than the services reported above under “Audit Fees,” “Audit-Related Fees” and “Taxes” were $8,450 related to due diligence assistance in fiscal year 2025 and $2,600 in fiscal year 2024.

The Audit Committee Charter provides for the Audit Committee to establish the auditors’ fees. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors. Management believes that the fees negotiated in the past with the auditors of the Corporation were reasonable in the circumstances and would be comparable to fees charged by other auditors providing similar services.

As discussed in the “Report of the Audit Committee” in the Proxy Statement, the Audit Committee has reviewed and considered whether the provision of services other than audit services is compatible with maintaining the auditors’ independence. The Audit Committee has considered and pre-approved expenditure limits for the Corporation’s auditors and established a system to review and pre-approve the provision of audit and non-audit services by the Corporation’s auditors to ensure they are consistent with maintaining the auditors’ independence. In each of the Corporation’s last two completed fiscal years and during the 2026 fiscal year to date, all audit and non-audit services were pre-approved by the Audit Committee.

Management and the Board unanimously recommend that shareholders vote FOR the ratification of the appointment of Plante as auditors of the Corporation for the fiscal year ending December 31, 2026. In the absence of contrary instructions, the persons designated by management of the Corporation in the enclosed form of proxy intend to vote FOR the ratification of Plante as auditors of the Corporation for the fiscal year ending December 31, 2026.

PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME

Our Board of Directors has approved, and is recommending that our shareholders approve, an amendment to Article I of our Certificate of Incorporation to change the name of the Corporation from Kingsway Financial Services Inc. to Kingsway Corporation (the “Name Change Amendment”).

Reasons for the Name Change

The Board of Directors believes that the Name Change is in the best interests of the Corporation and its shareholders, as it better reflects the Corporation’s current business focus and its future strategic plans. The Board believes that this name change will strengthen the Corporation’s brand identity and better communicate its mission to its stakeholders, including shareholders, partners, and the investment community.

Effects of the Name Change

The Name Change will not affect the legal existence of the Corporation or the rights of any shareholder. The Name Change will not alter the number of authorized shares of common stock or the par value of our shares.

•	Stock Certificates: Shareholders will not be required to exchange their existing stock certificates for new certificates. Following the effective date of the Name Change, all existing certificates representing shares of "Kingsway Financial Services Inc." will continue to represent the same number of shares in "Kingsway Corporation."
•	Trading and Ticker Symbol: Our common stock is currently listed on the New York Stock Exchange (“NYSE”) under the symbol “KFS.” We have reserved the symbol “KWY” with the NYSE and expect that our common stock will begin trading under this new symbol on or about the effective date of the Name Change.
•	CUSIP Number: A new CUSIP number will be assigned to our common stock following the Name Change.

If this proposal is approved by our shareholders at the Meeting, we intend to file the Name Change Amendment with the Secretary of State of the State of Delaware as soon as practicable following the Meeting.

In addition, by voting in favor of this proposal, you are expressly also authorizing the Board to amend the 2020 Equity Incentive Plan, and any other corporate documents, solely to reflect the Corporation’s new name and to make any other ministerial or conforming changes reasonably necessary in connection with the name change, without making any other substantive changes to the terms, conditions, or provisions of the 2020 Equity Incentive Plan or other documents that would affect the rights or obligations of participants thereunder, to the extent such amendment would otherwise require shareholder approval.

Effectiveness

If the Name Change Amendment is approved by the shareholders, it will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. We intend to file this amendment promptly following the Annual Meeting.

Resolution

The Corporation is asking its shareholders to approve the following resolution at the Meeting:

RESOLVED that Article I of the Corporation’s Certificate of Incorporation be amended to read as follows:

“ARTICLE I. The name of the corporation is Kingsway Corporation

Management and the Board unanimously recommend that shareholders vote FOR the approval of the Name Change. In the absence of contrary instructions, the persons designated by management of the Corporation in the enclosed form of proxy intend to vote FOR the approval of the amendment to the Certificate of Incorporation.

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE KINGSWAY FINANCIAL SERVICES INC. 2020 EQUITY INCENTIVE PLAN

The 2020 Equity Incentive Plan was approved by shareholders at a meeting held on August 20, 2020 and authorized an initial reserve of 1,600,000 Common Shares to be made available for issuance thereunder. For a description of the principal terms of the 2020 Equity Incentive Plan, see “2020 Equity Incentive Plan - Background” below. As of the Record Date, pursuant to the 2020 Equity Incentive Plan, the Corporation has granted awards representing in the aggregate 1,424,899 Common Shares to certain officers and employees of the Corporation, and there remain 440,101 Common Shares available for future issuance under the 2020 Equity Incentive Plan, representing in the aggregate 1.5% of the Common Shares outstanding as of the Record Date. On March 11, 2026, the Board approved amendments (the “2020 Equity Incentive Plan Amendments”) to increase the number of Common Shares reserved for issuance by the Board under the 2020 Equity Incentive Plan by 1,000,000 Common Shares (the “2026 Additional Reserved Common Shares”). The proposed amendment to the 2020 Equity Incentive Plan are necessary to enable the Board to provide competitive equity incentives to continue to attract, retain and motivate persons who render services to the Corporation.

Any award of 2026 Additional Reserved Common Shares will be evidenced by an agreement containing such provisions not inconsistent with the 2020 Equity Incentive Plan as the Compensation Committee approves. See “Compensation & Management Resources Committee” below. If the 2020 Equity Incentive Plan Amendments are approved by shareholders at the Meeting, the maximum number of Common Shares that may be granted under the 2020 Equity Incentive Plan will increase to 2,600,000, representing 9.0% of the Common Shares entitled to vote at the Meeting. The 2020 Equity Incentive Plan Amendments are set forth in Amendment No. 1 to the Kingsway Financial Services Inc. 2020 Equity Incentive Plan attached as Schedule “A” hereto. At the Meeting, Shareholders will be asked to consider the 2020 Equity Incentive Plan Amendments.

We believe that increasing the 2020 Equity Incentive Plan share reserve by 1,000,000 Common Shares would provide sufficient 2026 Additional Reserve Common Shares through 2030 (when the 2020 Equity Incentive Plan is scheduled to terminate) and achieve the primary purposes of the 2020 Equity Incentive Plan. The primary purposes of the 2020 Equity Incentive Plan are to (i) provide a means whereby current and prospective directors, officers, employees, consultants and advisors of the Corporation can acquire and maintain an equity interest in the Corporation; (ii) align the interests of key personnel with the long-term success of the Corporation’s shareholders through incentive compensation, which may (but need not) be measured by reference to the value of the Corporation’s shares, and (iii) provide a means through which the Corporation may attract and retain key personnel. We believe that the use of equity-based incentives are critical for us to attract and retain the most qualified personnel and to respond to relevant changes in equity compensation practices. In addition, equity awards provide our employees, non-employee directors and such other persons an opportunity to acquire or increase their ownership stake in the Corporation, and we believe this alignment with our shareholders’ interests creates a strong incentive to work hard for our growth and success.

For more information regarding our Common Shares that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or members of our Board under all of our equity compensation plans as of the fiscal year end, please see “Equity Compensation Plan Information.”

The descriptions of the 2020 Equity Incentive Plan terms are set forth in this proposal 4 are qualified by the terms of the 2020 Equity Incentive Plan, which is set forth in Schedule A to the Definitive Proxy Statement on Schedule 14A filed with the SEC on August 20, 2020 and the proposed amendment thereof, as set forth in Schedule A to this Proxy Statement.

2020 EQUITY INCENTIVE PLAN - BACKGROUND

Description of the 2020 Equity Incentive Plan

At the 2020 annual meeting, the shareholders of the Corporation approved the 2020 Equity Incentive Plan, which replaced the prior plan with respect to the granting of future equity awards. The 2020 Equity Incentive Plan permits the grant of Nonqualified Stock Options (“NQSOs”), Incentive Stock Options (“ISOs”), Stock Appreciation Rights (“SARs”), Restricted Shares, Restricted Stock Units, Performance Share Awards, Dividend Equivalent Rights, Other Stock-Based Awards and Cash-Based Awards (as each such term is defined in the 2020 Equity Incentive Plan). The 2020 Equity Incentive Plan is administered by the Compensation Committee or a separate committee designated by the Board (the committee administering the 2020 Equity Incentive Plan is referred to as the “Administrator”), and the Administrator has the authority to grant Awards under the 2020 Equity Incentive Plan and determine all of the terms and conditions of each Award (as defined in the 2020 Equity Incentive Plan). The Administrator also has authority to, among other things, adopt, alter and repeal rules, guidelines and practices for administration of the 2020 Equity Incentive Plan and make all other determinations the Administrator may deem necessary or advisable for the administration of the 2020 Equity Incentive Plan. The Administrator may allocate all or any portion of its responsibilities and powers under the 2020 Equity Incentive Plan to any one or more of its members and may delegate all or any part of such responsibilities and powers to any person or persons selected by it, except that the Administrator may not delegate the authority to act on behalf of the Administrator to any officer of the Corporation with respect to grants of Awards to persons who are non-employee directors or otherwise are subject to Section 16 of the Exchange Act.

Available Shares; Benefits to be Provided Under 2020 Equity Incentive Plan

Under the 2020 Equity Incentive Plan, 1,600,000 Common Shares were initially available for all Awards, subject to adjustment in the event of certain corporate transactions. As of December 31, 2025:

•	A total of 1,159,899 Restricted Shares have been granted, including (i) 1,000,000 Restricted Shares to Mr. Fitzgerald, and (ii) 159,899 to Mr. Hansen. Of these 1,159,899 granted Restricted Shares, 1,138,978 have vested into Common Stock, including (i) 600,000 shares of Common Stock owned by Mr. Fitzgerald, and (ii) 138,978 shares of Common Stock owned by Mr. Hansen.
•	A total of 265,000 Options have been granted, to employees of the Corporation (all of whom are not named executive officers). Of these 265,000 granted Options, 53,000 have vested but have not yet been exercised for Common Stock.

As of the Record Date, there are 440,101 Common Shares available for issuance under the 2020 Equity Incentive Plan outstanding, being 1.5% of the Common Shares of the Corporation.

Any Common Shares related to Awards granted under the 2020 Equity Incentive Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Common Shares, are settled in cash in lieu of Common Shares, or are exchanged with the Administrator’s permission prior to the issuance of Common Shares for Awards not involving Common Shares, will be available again for grant under the 2020 Equity Incentive Plan. Any Common Shares withheld to satisfy tax withholding obligations on an Award issued under the 2020 Equity Incentive Plan, Common Shares tendered to pay the exercise price of an Award under the 2020 Equity Incentive Plan, and Common Shares repurchased on the open market with the proceeds of an Option exercise will not be eligible to be again available for grant under the 2020 Equity Incentive Plan.

Eligible Participants

Under the terms of the 2020 Equity Incentive Plan, Awards may be granted to Employees, Non-Employee Directors and Consultants (as each such term is defined in the 2020 Equity Incentive Plan), as selected by the Administrator or its delegate.

Change in Control

In the event that a Change in Control (as defined in the 2020 Equity Incentive Plan) occurs, the Committee may provide for any one or more of the following: (a) substitution or assumption of Awards, or to the extent the surviving entity is unwilling to permit substitution or assumption of the Awards, full acceleration of the vesting of any time-vested Awards, and acceleration of any Performance Share Awards (based on actual performance through the date of such Change in Control and on a pro-rata basis); and/or (b) cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation the value of such Awards.

Effective Date, Termination and Amendment

The 2020 Equity Incentive Plan became effective on August 20, 2020 and will terminate on the tenth anniversary of the effective date, unless earlier terminated by the Board. The Board may amend, suspend or terminate the 2020 Equity Incentive Plan at any time, without shareholder approval, unless (a) shareholder approval is required by applicable law or regulation or by the rules of any applicable stock exchange, or (b) such amendment would (i) modify Section 18.4 of the 2020 Equity Incentive Plan, which generally prohibits the repricing of Awards except under certain specified circumstances, (ii) increase the aggregate number of Common Shares issued or issuable under the 2020 Equity Incentive Plan, (iii) increase any limitation set forth on the number of Common Shares which may be issued or the aggregate value of Awards or any per-person limits, except as specifically provided in the 2020 Equity Incentive Plan, (iv) modify the eligibility requirements for Participants (as defined in the

2020 Equity Incentive Plan) in the 2020 Equity Incentive Plan, or (v) reduce the minimum Option Price and Base Price (as those terms are defined in the 2020 Equity Incentive Plan). No such termination, suspension or amendment of the 2020 Equity Incentive Plan may materially and adversely affect any outstanding Award without the consent of the affected Participant (as defined in the 2020 Equity Incentive Plan), unless required by applicable law or regulation or by the rules of any applicable stock exchange.

Clawback of Awards

The Administrator may specify that an Award (including any Shares received in connection with such Award) is subject to reduction, cancellation, forfeiture or clawback upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions. Such events may include failure to accept the terms of the Award Agreement, termination of service under certain or all circumstances, violation of material Corporation policies, misstatement of financial or other material information about the Corporation, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreements that may apply to the Participant, or other conduct by the Participant that the Administrator determines is detrimental to the business or reputation of the Corporation or any of its subsidiaries, including facts and circumstances discovered after termination of service.

Federal Income Tax Consequences

The following provides a general description of the application of current material U.S. federal income tax laws to certain Awards under the 2020 Equity Incentive Plan. Current tax laws and regulations are subject to change, possibly with retroactive effect. This discussion is intended for the information of our shareholders considering how to vote at the Meeting and not as tax guidance to Participants in the 2020 Equity Incentive Plan, as the consequences may vary with the types of Awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2020 Equity Incentive Plan (such as payment of the exercise price of an option by surrender of previously acquired shares of common stock). This summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws. Participants should always consult their own tax advisors regarding the tax consequences of participation in the 2020 Equity Incentive Plan.

We generally will be entitled to withhold any required taxes in connection with the exercise or payment of any Award, and may require the Participant to pay such taxes as a condition to the exercise or payment of an Award. ISOs may only be granted to our employees and employees of certain of our subsidiaries.

The following is a brief summary of the general U.S. federal income tax consequences to the Corporation and participants for awards granted under the 2020 Equity Incentive Plan.

•	Stock Options
o	Incentive Stock Options (ISOs): A participant generally does not recognize taxable income at the time of grant or exercise. However, the "spread" at exercise is an item of tax preference for the alternative minimum tax. If shares are held for required periods, gain upon sale is treated as long-term capital gain. The Corporation generally receives no tax deduction for ISOs.
o	Non-Qualified Stock Options (NQSOs): A participant does not recognize income at grant but recognizes ordinary income upon exercise equal to the difference between the fair market value of the shares and the exercise price. The Corporation is generally entitled to a corresponding tax deduction.
•	Stock Appreciation Rights (SARs): A participant recognizes ordinary income upon the exercise of a SAR in an amount equal to the cash or the fair market value of the shares received. The Corporation is generally entitled to a corresponding tax deduction.
•	Restricted Shares and Units: A participant generally recognizes ordinary income when the award vests (or at grant if a Section 83(b) election is made for Restricted Shares). The amount of income is the fair market value of the shares at that time. The Corporation is generally entitled to a corresponding tax deduction.
•	Tax Withholding and Section 162(m): The Corporation may withhold taxes as a condition to the exercise or payment of any award. Under Section 162(m) of the Code, the Corporation’s tax deduction for compensation paid to "covered employees" is generally limited to $1.0 million per year.
•	Section 409A: Certain awards under the 2020 Equity Incentive Plan may be deemed deferred compensation and thus subject to Section 409A of the Code. If an award constitutes deferred compensation and does not comply with Section 409A of the Code, the participant may be subject to additional excise taxes and penalties. The 2020 Equity Incentive Plan is intended to be administered in a manner consistent with Section 409A of the Code.

New 2020 Equity Incentive Plan Benefits

Awards under the 2020 Equity Incentive Plan are determined by the Administrator in its discretion, and it is therefore not possible to predict the number, name or positions of the persons who will benefit from future grants under the 2020 Equity Incentive Plan if the amendment is approved by shareholders or the terms of any such benefits. In addition, the value of the Awards granted under the 2020 Equity Incentive Plan will depend on a number of factors, including the fair market value of the Common Shares on future dates, the exercise decisions made by the Participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. See “Equity Compensation Plan Information” for information on Awards granted under the 2020 Equity Incentive Plan during the most recently completed fiscal year.

Proposed Amendment of the 2020 Equity Incentive Plan

The Corporation, on the recommendation and approval of the Board, is proposing to amend the 2020 Equity Incentive Plan. On March 11, 2026, the Board approved an amendment to the existing limits of Common Shares reserved for issuance as Restricted Common Shares under the 2020 Equity Incentive Plan as described above, which is subject to shareholder approval. See “Particulars Of Matters To Be Acted Upon - Approval of An Amendment to the Kingsway Financial Services Inc. 2020 Equity Incentive Plan.”

If our shareholders do not approve the requested increase in the share reserve under the 2020 Equity Incentive Plan, we will continue to grant awards under the 2020 Equity Incentive Plan until the number of shares authorized and available for issuance thereunder has been exhausted, and our Compensation Committee and the Board would need to consider whether to adopt alternative compensation arrangements based on their assessments of the Corporation’s needs because our future ability to issue appropriate equity compensation to hire and retain talent will be significantly limited.

Management and the Board unanimously recommend that shareholders vote FOR the approval of the 2020 Equity Incentive Plan Amendments. In the absence of contrary instructions, the persons designated by management of the Corporation in the enclosed form of proxy intend to vote FOR the approval of the 2020 Equity Incentive Plan Amendments.

PROPOSAL 5 - ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Corporation is providing shareholders the opportunity to vote on a non-binding, advisory basis to approve the compensation of the named executive officers, commonly known as a “say-on-pay” vote, as required by Section 14A of the Exchange Act.

Resolution

The advisory vote on executive compensation is a non-binding vote on the compensation of the Corporation’s named executive officers, as described in “Compensation of Executive Officers and Directors” below. Shareholders may abstain from voting, if they so choose. Accordingly, the Corporation is asking its shareholders to approve the following resolution at the Meeting:

RESOLVED that the compensation paid to the Corporation’s named executive officers, including the compensation tables contained in the Proxy Statement dated April 6, 2026, be and is hereby approved.

As an advisory vote, the result of the say-on-pay vote is non-binding on the Corporation and the Board; however, the Board and the Compensation & Management Resources Committee value the opinions of shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Management and the Board unanimously recommend that shareholders vote FOR the approval of the advisory resolution approving the 2025 compensation of the named executive officers, as disclosed in the Proxy Statement. In the absence of contrary instructions, the persons designated by management of the Corporation in the enclosed form of proxy intend to vote FOR the approval of the advisory resolution approving the 2025 compensation of the named executive officers.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines and Code of Business Conduct & Ethics

Except for Mr. Fitzgerald, the Corporation’s President and Chief Executive Officer, the current and proposed directors are independent as determined in accordance with Section 301 of SOX and the criteria for independence established by the NYSE. Accordingly, the majority of the current and proposed directors are independent.

During 2025, the Board met eight (8) times, including in-person and telephonic meetings. Each director attended at least 75% of the total meetings of the Board and committees of the Board on which he or she served. Additionally, the directors often communicate with one another and with management informally to discuss our affairs.

The Corporation has adopted Corporate Governance Guidelines which comply with the NYSE listing standards and corporate governance requirements of applicable law. The Corporate Governance Guidelines were amended and adopted by the Board on May 23, 2019 and are periodically reviewed. The Corporate Governance Guidelines can be found on the Corporation’s website at www.kingsway-financial.com/corporate-governance.

The Corporation has also adopted a written code of ethics, which was amended and adopted by the Audit Committee on March 2, 2025, applicable to our directors, principal executive officer, principal financial officer, and other senior financial personnel. The Code of Business Conduct & Ethics is posted on the Corporation’s website at www.kingsway-financial.com/corporate-governance. Any future amendments to the Corporation’s code of ethics for senior financial personnel and any grant of waiver from a provision of the code requiring disclosure under applicable SEC rules will be disclosed in the “Corporate Governance” section of our website. The Corporation will provide to any person, without charge, a copy of the code of ethics, upon written request to the Corporation, Attention: Chief Financial Officer, 10 S. Riverside Plaza, Suite 1520, Chicago IL 60606.

Securities Trading Policy

The Corporation has adopted a securities trading policy that prohibits directors, officers, employees and certain other covered persons from engaging in insider trading and from entering into hedging or monetization transactions or similar arrangements with respect to the Corporation’s securities that the Corporation believes are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Corporation. It is also the policy of the Corporation to comply with all applicable securities laws when transacting in its own securities. The Disclosure, Securities Trading and Confidentiality Policy is posted on the Corporation’s website at www.kingsway-financial.com/corporate-governance and a copy of this policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended 2025.

Board Committees

The board has four (4) standing committees: the Audit Committee, the Compensation & Management Resources Committee, the Nominating and Corporate Governance Committee, and the Investment Committee.

Audit Committee

The Board has a standing Audit Committee which operates pursuant to a written charter adopted by the Board. The Audit Committee consists of three or more directors, each of whom is an outside director who is unrelated to the Corporation, free from any relationship that would interfere with the exercise of his or her independent judgment and each of whom is “independent” under the listing rules of the NYSE. Audit Committee members meet the requirements of all applicable securities laws and the NYSE. All members of the Audit Committee are financially literate, being defined as able to read and understand basic financial statements, and the Chair of the Audit Committee has accounting or related financial management expertise. At least one member of the Audit Committee is an “audit committee financial expert” as defined in the rules and regulations of the SEC. Pursuant to the Audit Committee Charter, members of the Audit Committee may not simultaneously serve on the audit committees of more than two other public companies without the approval of the Audit Committee.

The primary purpose of the Audit Committee is to:

(i)	Identify and monitor the management of the principal risks that could impact the financial reporting of the Corporation;

(ii)	Monitor the integrity of the Corporation’s financial reporting process and system of internal controls regarding financial reporting and accounting appropriateness and compliance;
(iii)	Appoint, replace and monitor the independence and performance of the Corporation’s external auditors;
(iv)	Provide an avenue of communication among the external auditors, management and the Board; and
(v)	Review the annual audited and quarterly unaudited financial statements with management and the external auditors.

As of April 6, 2026, the Audit Committee was comprised of Gregory P. Hannon (Chair), Adam Patinkin and Corissa B. Porcelli. The Board has determined that each member of the Audit Committee is “independent” and meets the financial literacy requirements of the NYSE listing standards, and that each member of the Audit Committee meets the enhanced independence standards established by the SEC (including Section 10A(m)(3) of and Rule 10A-3 under the Exchange Act). The Board has determined that Mr. Hannon qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.

The Audit Committee held four (6) meetings, including telephonic meetings, in the fiscal year ended December 31, 2025. The responsibilities and duties of the Audit Committee are set out in the Audit Committee’s charter, which was amended and adopted by the Board on May 23, 2019 and is available in the “Corporate Governance” section of the Corporation’s website at www.kingsway-financial.com/corporate-governance.

Report of the Audit Committee

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Corporation’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Corporation’s independent auditors also provided to the Audit Committee the written disclosures required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence. The Audit Committee also considered whether the provision of non-audit services by the independent auditors is compatible with their independence.

Based upon the Audit Committee’s discussion with management and the Corporation’s independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.

Members of the Audit Committee

Gregory P. Hannon (Chair)

Adam Patinkin

Corissa B. Porcelli

Compensation & Management Resources Committee

The Board has a standing Compensation & Management Resources Committee (the “Compensation Committee”) which operates pursuant to a written charter adopted by the Board. The Compensation Committee consists of two or more directors, each of whom must satisfy the applicable independence requirements of the New York Stock Exchange and any other regulatory authorities. At least two members of the Committee also must qualify as “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Board has determined that each member of the Compensation Committee in the fiscal year ended December 31, 2025 was independent under the criteria established by the applicable regulatory authorities.

The Compensation Committee held two (2) telephonic meetings in the fiscal year ended December 31, 2025. The responsibilities and duties of the Compensation Committee are set out in the Compensation Committee’s Charter, which was amended and adopted by the Board on May 23, 2019 and is available in the “Corporate Governance” section of the Corporation’s website at www.kingsway-financial.com/corporate-governance.

The primary purpose of the Compensation Committee is to:

(i)	Assist the Board in discharging its responsibilities in respect of compensation of the Corporation’s executive officers and subsidiary Presidents;
(ii)	Provide recommendations to the Board in connection with directors’ compensation; and
(iii)	Provide recommendations to the Board in connection with succession planning for senior management of the Corporation.

In making its compensation decisions and recommendations, the Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to the other senior officers of the Corporation and the President of each of the Corporation’s subsidiaries. Other than giving such recommendations, however, the Chief Executive Officer has no formal role and no authority to determine the amount or form of executive and director compensation.

The Compensation Committee has the sole authority to retain and terminate (or obtain the advice of) any adviser to assist it in the performance of its duties, but only after taking into consideration all factors relevant to the adviser’s independence from management, including those specified in Section 303A.05(c)(iv) of the New York Stock Exchange Listed Company Manual. The Compensation Committee shall evaluate and determine whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K under the rules and regulations of the SEC. As currently constituted, the Compensation Committee has never engaged a compensation consultant nor does it have any current plans to do so.

As of April 6, 2026, the Compensation Committee was comprised of Joseph D. Stilwell (Chair) and Terence M. Kavanagh.

Nominating and Corporate Governance Committee

The Board has a standing Nominating and Corporate Governance Committee which operates pursuant to a written charter adopted by the Board. The Nominating and Corporate Governance Committee consists of no fewer than two directors, each of whom satisfies the applicable independence requirements of the New York Stock Exchange and any other regulatory requirements. The Board has determined that each member of the Nominating and Corporate Governance Committee in the fiscal year ended December 31, 2025 was independent under the criteria established by the applicable regulatory authorities.

The Nominating and Corporate Governance Committee held two (2) telephonic meetings in the fiscal year ended December 31, 2025. The responsibilities and duties of the Nominating and Corporate Governance Committee are set out in the Nominating and Corporate Governance Committee’s Charter, which was amended and adopted by the Board on May 23, 2019 and is available in the “Corporate Governance” section of the Corporation’s website at www.kingsway-financial.com/corporate-governance.

The primary purpose of the Nominating and Corporate Governance Committee is to:

(i)	Identify, evaluate and recommend individuals qualified to become members of the Board, consistent with criteria approved by the Board, and select or recommend that the Board select the director nominees to stand for election at each annual or special meeting of shareholders of the Corporation in which directors will be elected or to fill vacancies on the Board;
(ii)	Develop and recommend to the Board a set of corporate governance guidelines applicable to the Corporation;
(iii)	Oversee the annual performance evaluation of the Board and its committees and management; and
(iv)	Otherwise take a leadership role in shaping and providing oversight of the corporate governance of the Corporation, including recommending directors eligible to serve on all committees of the Board.

The Corporation believes that the current Board has the mix of industry knowledge, experience and financial expertise required to provide strong oversight of the Corporation. The Corporation does not have a diversity policy. In considering a candidate for nomination as a member of the Board, the Nominating and Corporate Governance Committee will consider criteria such as equity ownership; an entrepreneurial mindset; independence; occupational background; level and type of business experience; and the number of boards on which the individual serves. The Nominating and Corporate Governance Committee does not take into account race, sex or creed in its evaluation of any director or nominee.

The Nominating and Corporate Governance Committee will consider recommendations for director candidates submitted by shareholders in the same manner as consideration of candidates recommended by outside search firms, incumbent directors and others. Any such recommendation should be submitted in writing to the Nominating and Corporate Governance Committee in care of the Office of the Chief Financial Officer at 10 S. Riverside Plaza, Suite 1520, Chicago IL 60606.

As of April 6, 2026, the Nominating and Corporate Governance Committee was comprised of Gregory P. Hannon (Chair) and Joseph D. Stilwell.

Investment Committee

The Board has a standing Investment Committee which operates pursuant to a written charter adopted by the Board. The Investment Committee consists of two or more directors, the majority of whom must satisfy the applicable independence requirements of the applicable regulatory authorities. The Board has determined that each member of the Investment Committee in the fiscal year ended December 31, 2025 was independent under the criteria established by the applicable regulatory authorities.

The Investment Committee held four (4) telephonic meeting in the fiscal year ended December 31, 2025. The responsibilities and duties of the Investment Committee are set out in the Investment Committee’s charter, which was amended and adopted by the Board on May 23, 2019 and is available in the “Corporate Governance” section of the Corporation’s website at www.kingsway-financial.com/corporate-governance.

The primary purpose of the Investment Committee is to:

(i)	Assist the Board and management in respect of the management of the invested assets of the Corporation and its subsidiary companies;
(ii)	Develop and monitor investment policies and guidelines for the Corporation;
(iii)	Select and retain external investment managers; and
(iv)	Monitor the performance of external investment managers, if any.

As of April 6, 2026, the Investment Committee was comprised of Joshua S. Horowitz (Chair), Terence M. Kavanagh, Douglas Levine and Adam J. Patinkin.

Communications with the Board

It is the Corporation’s policy to forward to the directors any correspondence it receives that is addressed to them. Shareholders, or other interested parties, who wish to communicate with the directors may do so by sending their correspondence addressed to the director or directors as follows: Kingsway Financial Services Inc., Attention: Investor Relations, 10 S. Riverside Plaza, Suite 1520, Chicago IL 60606.

Our directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate with directors about issues affecting the Corporation. Our Corporate Governance Guidelines encourage our directors to attend the annual meeting of shareholders. All of the directors then in office attended the 2025 annual meeting of shareholders.

Board Leadership Structure and Role in Risk Oversight

Our President and Chief Executive Officer, John T. Fitzgerald, joined our Board on April 21, 2016. On March 11, 2026, director Adam J. Patinkin was appointed Chairman of the Board. Mr. Patinkin has served as a director since March 31, 2025. Terence M. Kavanagh, who had served as our Chairman of the Board since September 16, 2013, remains on the Board as Vice Chairman. Both Mr. Patinkin and Mr. Kavanagh are independent directors. The Chairman focuses on the overall strategy of the business and leadership of the Board, including: presiding at all Board meetings, at all executive sessions of the Board held without management and at the annual meeting of shareholders; establishing Board meeting agendas in consultation with the Chairs of the Board committees; acting as a liaison between the directors and the Corporation’s management; advising the Chief Executive Officer of the quality, quantity and timeliness of the flow of information from management to enable the directors to effectively and responsibly perform their duties; facilitating communication among directors; and maintaining frequent contact with the Chief Executive Officer.

The Board believes that its optimal leadership structure may vary as circumstances warrant and views its current structure as appropriate to supervise the business and affairs of the Corporation.

The Corporation’s management is primarily responsible for managing risk and informing the Board of the material risks confronting the Corporation. The Board has oversight responsibility of the processes established to monitor and manage such risks. The Board believes that such oversight function is the responsibility of the entire Board through frequent reports and discussions at regularly scheduled Board meetings. In addition, the Board has delegated specific risk management oversight responsibility to the Audit Committee and to the independent members of the Board. In particular, the Audit Committee oversees the management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls for financial reporting. The independent members of the Board oversee risk management related to the Corporation’s corporate governance practices and the Corporation’s executive compensation plans and arrangements. These specific risk categories and the Corporation’s risk management practices are regularly reviewed by the entire Board in the ordinary course of regular Board meetings.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Named Executive Officers for 2025

The following individuals are the Corporation’s named executive officers for 2025. Each of the following individuals held the position(s) set forth opposite his name as of December 31, 2025.

Name	Title
John T. Fitzgerald	President & Chief Executive Officer(1)
Kent A. Hansen	Executive Vice President , Chief Financial Officer & Corporate Secretary(2)

Notes:

(1)	Mr. Fitzgerald has served as Chief Executive Officer of the Corporation since September 2018.
(2)	Mr. Hansen has served as Executive Vice President and Chief Financial Officer of the Corporation since February 2020, and as Corporate Secretary since April 2021.

2025 Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for the last two completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
John T. Fitzgerald, President & Chief Executive Officer	2025	600,000	(3)				37,802	637,802
	2024	600,000	—	—	—	—	37,250	637,250
Kent A. Hansen., EVP & Chief Financial Officer	2025	375,000	(3)	— (4)	—	—	20,302	682,463
	2024	375,000	—	361,786	—	—	25,375	762,161

Notes:

(1)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”) and do not correspond to the actual value that might be realized by the NEOs. See Note 17 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the relevant assumptions used in calculating the amounts reported.
(2)	For each named executive officer, amounts reported in this column include employer contributions to the Corporation’s 401(k) retirement plan and Employee Share Purchase Plan.
(3)	The bonus amounts for fiscal year 2025 have not been determined as of the date of the filing of this proxy statement.
(4)	Excludes the 14,568 2026 Restricted Common Shares granted to Mr. Hansen on March 23, 2026.

2025 Outstanding Equity Awards at Fiscal Year-End

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Shares or Units That Have Not Vested (#)(1)	Market Value of Shares or Units That Have Not Vested ($)(2)
John T. Fitzgerald	—	—	—	—	400,000	$5,380,000
Kent A. Hansen	—	—	—	—	20,921(3)	$281,383(3)

Notes:

(1)	Refer to” Voting Securities and Principal Holders” section on Page 2 for full vesting information.
(2)	The value of the Common Shares is based on the closing price of the Common Shares on the NYSE of $13.45 as of December 31, 2025, the last trading day of the fiscal year.
(3)	Excludes the 14,568 2026 Restricted Common Shares granted to Mr. Hansen on March 23, 2026.

Potential Payments Upon Termination or Change in Control

The Corporation maintains a severance policy (the “Severance Policy”) for the payment of certain benefits to certain eligible employees of the Corporation, but not our named executive officers. Benefits are paid under the Severance Policy following a termination of employment in connection with a reduction in work force. Under the Severance Policy, upon a qualifying termination of employment, the eligible participants are entitled to two weeks of severance pay for each full year of service with the Corporation, with a minimum of 12 weeks of severance pay and a maximum of 39 weeks of severance pay. Participants are also entitled to receive subsidized benefits as provided under the Consolidated Omnibus Budget Reconciliation Act during the severance period.

In lieu of benefits under the Severance Policy, Mr. Fitzgerald is entitled to receive severance benefits under an individual severance agreement consisting of 12 months of base salary, paid in a lump sum, upon either (x) a termination of employment by the Corporation, other than for “Cause,” or (y) Mr. Fitzgerald’s resignation as a result of a “Constructive Termination,” subject, in each case, to Mr. Fitzgerald’s execution of a release of claims. As defined in Mr. Fitzgerald’s severance agreement, (A) “Cause” means Mr. Fitzgerald’s involuntary termination due to: (i) an intentional act of fraud, embezzlement, theft, or any other illegal act against the Corporation, any of which would constitute a felony; (ii) Mr. Fitzgerald’s improper disclosure or use of the Corporation’s confidential information but only where the Corporation has established that such disclosure or use has financially and materially injured the Corporation; or (iii) a material breach of Mr. Fitzgerald’s duty of loyalty to the Corporation but only where the Corporation has established that such breach has financially and materially injured the Corporation, and (B) “Constructive Termination” means Mr. Fitzgerald’s voluntary resignation within 45 days following written notice to each independent member of the Board setting forth in reasonable detail the occurrence of any of the following events without Mr. Fitzgerald’s written consent that is not cured by the Corporation within 30 days after such notice: (i) any material diminution in job duties and responsibilities or the imposition of job requirements materially inconsistent with Mr. Fitzgerald’s position with the Corporation; (ii) a reduction in Mr. Fitzgerald’s then-current base salary, other than an across-the-board reduction of no more than 10% in the base salary of all executive level employees; (iii) a material reduction in Mr. Fitzgerald’s annual incentive compensation opportunities; or (iv) Mr. Fitzgerald has established that he has been subject to a hostile work environment.

In lieu of any severance benefits under the Severance Policy, Mr. Hansen’s offer letter instead provides that he is entitled to receive severance benefits of a lump sum payment equal to 100% of his then-current base salary for a termination of employment by the Corporation, other than a termination for “cause,” subject to Mr. Hansen’s execution of a release of claims.

Policies and Practices for Granting Equity Awards

We do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure by us of material nonpublic information, but the Board and the Compensation Committee do not seek to time equity grants to take advantage of information, either positive or negative, about the Corporation that has not been publicly disclosed. The Board and Compensation Committee grant awards without regard to the share price or the timing of the release of material nonpublic information and does not time grants for the purpose of affecting the value of executive compensation. During the fiscal year ended December 31, 2025, no options or stock appreciation rights were granted to our named executive officers.

2025 Pay Versus Performance

The following table sets forth information concerning: (1) the compensation of our Chief Executive Officer and President, John T. Fitzgerald and the average compensation for our other named executive officer, Kent A. Hansen, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” ("CAP") to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2023, 2024 and 2025 and (2) our total shareholder return (“TSR”) and Net Income over such years in accordance with SEC rules:

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEO(2) (3)	Average Compensation Actually Paid to Non-PEO NEO(2) (3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net (Loss) Income (thousands)
2025	$637,802	$2,633,802	$551,762	$597,505	$169.61	($10,252)
2024	$637,250	$592,250	$762,161	$766,751	$154.38	($8,295)
2023	$610,192	$1,163,192	$467,262	$472,732	$178.72	$24,012

Notes:

(1) Mr. Fitzgerald was the Principal Executive Officer (“PEO”) in 2025, 2024 and 2023.

(2) Mr. Hansen was the only Non-PEO Named Executive Officer (“NEO”) in 2025, 2024 and 2023.

(3) Excludes the 14,568 2026 Restricted Common Shares granted to Mr. Hansen on March 23, 2026.

Officer compensation is determined by the Compensation Committee. In terms of base salary the Compensation Committee considers the market for similarly situated employees at peer companies and the employee’s overall performance both individually and as it relates to the overall results. Variable compensation considers profitability during the year. Compensation actually paid to the PEO and Non-PEO NEO in 2025, 2024 and 2023 were based upon 2025, 2024 and 2023 financial results, as well as the achievement of strategic objectives. The Compensation Committee also considered shareholder return as a factor in compensation, given the steady increase in our share price over the past few years.

Director Compensation

Narrative Description

The Corporation’s director compensation program is designed to provide reasonable compensation for the risks and responsibilities of being a director. Only non-employee directors of the Board are remunerated for serving as directors of the Corporation. Annual director cash compensation, payable in quarterly installments in advance, for 2025 was as follows:

•	Non-employee directors: $80,000
•	Chairman of the Audit Committee: $40,000 (additional fee)
•	Chairman of the Board: $40,000 (additional fee)

For 2026, the additional fee due to the Chairman of the Board will be increased to $140,000 (which, in the case of Mr. Patinkin, will be pro-rata according to his length of service in 2026 as Chairman of the Board).

2025 Director Compensation

The following table provides information regarding the compensation of our non-employee directors for 2025.

Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation ($)	Total ($)
Adam J. Patinkin(2)	60,000	—	60,000
Terence M. Kavanagh	120,000	—	120,000
Gregory P. Hannon	120,000	—	120,000
Joshua S. Horowitz(2)	60,000	—	60,000
Douglas Levine	80,000	—	80,000
Corissa B. Porcelli	80,000	—	80,000
Joseph D. Stilwell	80,000	—	80,000
Charles Frischer(3)	30,770	—	30,770

Notes:

(1)	Amounts reported in this column include the annual retainer paid to each non-employee director, plus an additional fee paid to each of Messrs. Kavanagh and Hannon for serving as Chairman of the Board and Chairman of the Audit Committee, respectively.
(2)	Messrs. Horowitz and Patinkin were appointed to the Board on March 31, 2025.
(3)	Mr. Frischer was director of the Corporation through May 18, 2026, the date of our 2025 annual meeting of shareholders.

Equity Compensation Plan Information

The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2025, the end of our last fiscal year:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	N/A	440,101(1) (2)
Equity compensation plans not approved by security holders	—	N/A	—
Total	—	N/A	440,101

Notes:

(1)	Represents securities available for issuance pursuant to the 2020 Equity Incentive Plan.
(2)	Excludes the 14,568 2026 Restricted Common Shares granted to Mr. Hansen on March 23, 2026.

The Board wants to maintain sufficient reserves to award more grants in the future. Based on the closing market price of our Common Shares on March 20, 2026, which was $10.00, the additional 1,000,000 Common Shares proposed to be made available for issuance under the 2020 Equity Incentive Plan would have a market value of approximately $10,000,000. The potential dilution resulting from issuing all of the outstanding awards and shares remaining available for issuance under the 2020 Equity Incentive Plan would be approximately 1.5%, on a fully-diluted basis, calculated using our Common Shares outstanding as of March 20, 2026. If the additional 1,000,000 shares proposed are made available for issuance under the 2020 Equity Incentive Plan, the potential dilution will increase by 200 basis points and fully-diluted total potential dilution would approximate 3.5%.

Based on previous Awards granted for the last three fiscal years and currently anticipated Awards to be granted by the Board, the Corporation, on the recommendation and approval of the Board, is proposing to amend the 2020 Equity

Incentive Plan. On March 11, 2026, the Board approved, among other things, an amendment to the existing limits of Common Shares reserved for issuance as 2026 Additional Reserved Common Shares under the 2020 Equity Incentive Plan as described above, which is subject to shareholder approval. See “Particulars Of Matters To Be Acted Upon - Approval of an Amendment to the Kingsway Financial Services Inc. 2020 Equity Incentive Plan.”

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Other than as set forth below, no director, executive officer or person who is a proposed nominee for election as a director of the Corporation, and no associate or affiliate of any such director, executive officer or proposed nominee, nor, to the best knowledge of the directors and executive officers of the Corporation after having made reasonable inquiry, any person or company who beneficially owns, controls or directs, directly or indirectly, voting securities of the Corporation carrying more than five (5%) percent of the voting rights attached to all outstanding voting securities of the Corporation at the date hereof, or any associate or affiliate thereof, has any material interest, direct or indirect, in any transaction since the commencement of the Corporation’s most recently completed fiscal year or in any proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries which is in excess of the lesser of $120,000 or 1% of the average of the Corporation’s total assets at year-end for the last three completed fiscal years. The Corporation has adopted a Related Party Transaction Policy governing the review of any related party transaction.

As previously disclosed, the Corporation acquired Argo Management Group, LLC (“Argo”) in April 2016. Argo’s primary business is to act as Managing Member of Argo Holdings Fund I, LLC (the “Fund”). As of the date of this Proxy Statement, each of the Corporation, Mr. Fitzgerald, and certain of Mr. Fitzgerald’s immediate family members own equity interests in the Fund, which interests were acquired prior to the acquisition of Argo. During the fiscal year ended December 31, 2025, no distributions were made by Argo.

OTHER MATTERS

As of the date of the Proxy Statement, management and the Board know of no amendment, variation or other matter expected to come before the Meeting other than the matters referred to in the Notice of Meeting; however, if any other matter properly comes before the Meeting, the persons named in the accompanying form of proxy will vote on such matter in accordance with their best judgment.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of annual meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single set of annual meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We will deliver promptly upon written or oral request a separate set of annual meeting materials to any shareholder who received these materials at a shared address. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to Kingsway Financial Services Inc., Attention: Investor Relations, 10 S. Riverside Plaza, Suite 1520, Chicago IL 60606, or call 312-766-2146. Shareholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

ANNUAL REPORT

Copies of the Annual Report on Form 10-K and all amendments thereto (including financial statements and financial statement schedules) may be obtained without charge by writing to Kingsway Financial Services Inc., Attention: Investor Relations, 10 S. Riverside Plaza, Suite 1520, Chicago IL 60606. A request for a copy of the Annual Report on Form 10-K and any amendments thereto must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Shares on the Record Date. Exhibits to the Annual Report on Form 10-K, and any amendments thereto, will be mailed upon similar request.

SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) all proposals of shareholders intended to be included in the Proxy Statement relating to the 2026 annual meeting must be received by the Corporation at our principal executive office not less than 120 calendar days before the first anniversary of the date of the Corporation’s proxy statement released to shareholders in connection with the 2026 annual meeting (which would be December 7, 2026). If the date of the 2026 annual meeting is changed by more than 30 days from the date of the first anniversary of the 2026 annual meeting, then the deadline for submission pursuant to Rule 14a-8 is a reasonable time before we begin to print and send the proxy statement for the 2026 annual meeting. All such proposals must comply with the requirements of Rule 14a-8, which sets forth specific requirements and limitations applicable to nominations and proposals at annual meetings of shareholders and should be sent to Kingsway Financial Services Inc., Attention: Investor Relations, 10 S. Riverside Plaza, Suite 1520, Chicago IL 60606. In order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2026 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

Under our by-laws and applicable Delaware law, if a shareholder intends to nominate a person for election to the Board of Directors or present a proposal at the 2026 annual meeting, but does not intend to include such proposal in the Corporation’s proxy statement, then such nomination or proposal must be in writing and received by the Secretary of the Corporation at the principal executive offices of the Corporation no less than ninety (90) days (which would be February 17, 2027) nor more than one hundred and twenty (120) days (which would be January 18, 2027) prior to the first anniversary of the 2026 annual meeting May 18, 2026. In the event that the date of the 2027 annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the 2026 annual meeting, notice by the stockholder to be timely must be received not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

The persons named in the Corporation’s form of proxy for the 2027 annual meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, without including information about the proposal in the Corporation’s proxy materials.

With respect to business to be brought before the Meeting, we have not received any notices from shareholders that we were required to include in the Proxy Statement.

ADDITIONAL INFORMATION

Financial information about the Corporation is contained in its consolidated financial statements and Management’s Discussion and Analysis for the fiscal year ended December 31, 2025, and additional information relating to the Corporation is on EDGAR at www.sec.gov, or on SEDAR at www.sedar.com. If you would like to obtain, at no cost to you, a copy of any of the following documents:

1)	the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and all amendments thereto, together with any document, or the pertinent pages of any document, incorporated by reference therein;

2)	the consolidated financial statements of the Corporation for the fiscal year ended December 31, 2025, together with the accompanying report of the auditors thereon and Management’s Discussion and Analysis with respect thereto; or

3)	the Proxy Statement,

please send your request to:

Kingsway Financial Services Inc.

Attention: Investor Relations

10 S. Riverside Plaza, Suite 1520

Chicago IL 60606

The Board has approved the contents of the Proxy Statement and the sending of it to the directors, the shareholders, and the auditors of the Corporation.

DATED this April 6, 2026.

By Order of the Board of Directors

Adam J. Patinkin
Chairman of the Board of Directors

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/KFSI or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/KFSI 2026 Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all nominees, and FOR Proposals 2, 3, 4 and 5. 1. To elect eight (8) directors of the Corporation to hold office for a term of one (1) year or until their successors are duly appointed and qualified; For Withhold For Withhold For Withhold 01 - John T. Fitzgerald 04 - Terence M. Kavanagh 02 - Gregory P. Hannon 05 - Douglas Levine 03 - Joshua S. Horowitz 06 - Adam J. Patinkin 07 - Corissa B. Porcelli 08 - Joseph D. Stilwell 2. To ratify the appointment of Plante & Moran, PLLC as the auditors of the Corporation for the fiscal year ending December 31, 2026; For Against Abstain For Against Abstain 3. To approve an amendment to the Corporation’s Certificate of Incorporation to change the Corporate name; 4. To approve an amendment to the Corporation’s 2020 Equity Incentive Plan dated September 21, 2020 to increase the number of Common Shares reserved for issuance; and 5. To approve, on a non-binding and advisory basis, the compensation of the named executive officers of the Corporation (say-on-pay). B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 0491FC

2026 Annual Meeting of Kingsway Financial Services Inc. Shareholders The 2026 Annual Meeting of Shareholders of Kingsway Financial Services Inc will be held on May 18, 2026 at 9:00 A.M. ET, at New York Stock Exchange, Siebert Hall, 11 Wall St, New York, NY 10005 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.investorvote.com/KFSI Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/KFSI q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Kingsway Financial Services Inc. Notice of 2026 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 18, 2026 Terence M. Kavanagh, Vice Chairman, or, failing him, John T. Fitzgerald, President and Chief Executive Officer, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Kingsway Financial Services Inc. to be held on May 18, 2026 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, and FOR items 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.